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                                                                    Exhibit 10.1

                             DEMAND PROMISSORY NOTE

APRIL 23, 2002                                                      US$1,250,000


         Inventoy.com, Inc. ("Borrower"), a Delaware corporation with a place of business at 6786 Willowood Drive, Suite G1006, Boca Raton, Florida 33434, for value received, hereby promises to pay to the order of Private Investment Company Ltd. ("Lender"), or Lender's assigns, at any place the holder hereof designates, the principal sum of One Million Two Hundred and Fifty Thousand Dollars (US$1,250,000) in lawful money of the United States of America on demand at any time from and after April 23, 2002 and on or before October 23, 2002, and to pay interest accrued thereon in like money upon maturity on the unpaid principal balance hereof at the Citicorp prime rate plus 1% per annum, calculated on the basis of a 365 day year and actual days elapsed. Payments shall be first applied towards outstanding interest, and then towards reduction of principal.

         This Note may be pre-paid at any time without penalty. Borrower by its execution below (i) waives diligence, demand of presentment, notice of nonpayment and protest, and assents to extensions of the time of payment, or other indulgence, without notice; (ii) represents and warrants that this instrument has been executed and delivered by a duly authorized officer of the Borrower and shall constitute the legal, valid, binding and enforceable obligation of the Borrower; (iii) hereby consents to the jurisdiction of any federal and state court located in the County of New York, and waives any defenses it may have based upon improper venue and forum non conveniens; and
(iv) agrees to pay reasonable fees of legal counsel, and disbursements thereof, incurred by Lender in any collection or enforcement proceeding relating hereto.

                                                   Inventoy.com, Inc.


                                                   By: /s/ Douglas Kaplan
                                                       -------------------------
                                                       Douglas Kaplan
                                                       President